                                                                    EXHIBIT 2.1


                   PLAN OF REORGANIZATION OF USN CORPORATION


                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

TABLE OF AUTHORITIES ....................................................... iii

      I. INTRODUCTION ......................................................   1

      II. DEFINITIONS ......................................................   3

      III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ............  10

    A. General Overview ....................................................  10
    B. Unclassified Claims .................................................  10

            1. Administrative Expenses .....................................  10

                  a. Bar Date For Administrative Expenses ..................  12

                          i) Professionals .................................  12
                         ii) Non-Professional Administrative
                             Claims Which Are Not In Ordinary
                             Course ........................................  12
                        iii) Ordinary Course Of Business
                             Administrative Expenses........................  13

            2. Priority Tax Claims .........................................  13

    C. Classified Claims and Interests .....................................  18

            1. Classes of Secured Claims ...................................  18
            2. Classes of Priority Unsecured Claims ........................  21
            3. Class of Administrative Convenience Unsecured Claims ........  22
            4. Class of General Unsecured Claims ...........................  22
            5. Class of Interest Holders ...................................  23

    D. Means of Effectuating the Plan ......................................  24

            1. Acquisition of USN ..........................................  24
            2. Funding for the Plan ........................................  25
            3. Post-Confirmation Management ................................  25
            4. Incentive Plan for Directors and Officers ...................  27
            5. Disbursing Agent ............................................  27

                  a. Delivery of Distributions in General ..................  28
                  b. Undeliverable Distributions ...........................  28
                  c. Compliance With Tax Requirements ......................  29

            6. Actions To Amend Organizational Documents ...................  29
            7. Status Of Securities To Be Issued Pursuant To The Plan ......  30

IV. TREATMENT OF MISCELLANEOUS ITEMS .......................................  30

    A. Executory Contracts and Unexpired Leases ............................  30

            1. Assumptions .................................................  30
            2. Rejections ..................................................  31

    B. Changes in Rates Subject to Regulatory Commission Approval ..........  32
    C. Retention of Jurisdiction ...........................................  32

V. EFFECT OF CONFIRMATION OF PLAN...........................................  33

    A. Discharge ...........................................................  33
    B. Revesting of Property in the Debtor .................................  33
    C. Modification of Plan ................................................  33
    D. Releases ............................................................  34
    E. Claims Injunction ...................................................  35
    F. Satisfaction and Termination ........................................  35
    G. Post-Confirmation Status Report .....................................  36
    H. Post-Confirmation Conversion/Dismissal ..............................  36
    I. Final Decree ........................................................  37
    J. Business Operations and Post-Confirmation U.S. Trustee Fees .........  38

EXHIBIT A - UNEXPIRED LEASES WHICH MAY BE ASSUMED ..........................  39

EXHIBIT B - EXECUTORY CONTRACTS TO BE ASSUMED ..............................  42

LAWRENCE A. DIAMANT (State Bar No. 39582)
JEREMY W. FAITH (State Bar No. 190647)
ROBINSON, DIAMANT & WOLKOWITZ
A Professional Corporation
1888 Century Park East, Suite 1500
Los Angeles, California 90067
Telephone: (310) 277-7400
Telecopier: (310) 277-7584

Attorneys for Debtor
and Debtor-in-Possession

                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                              LOS ANGELES DIVISION

In re

PREMIER CONCEPTS, INC., a Colorado corporation, d/b/a IMPOSTORS, IMPOSTORS COPY JEWELS, ELEGANT PRETENDERS, PREMIER JEWELRY and JOLI-JOLI,

                                                Debtor and Debtor-in-Possession.

Tax I.D. No. 84-1186026

Case No. LA 03-36445-BR

Chapter 11

DEBTOR'S FIRST AMENDED CHAPTER 11 PLAN AS MODIFIED

                          DISCLOSURE STATEMENT HEARING

Date:  September 20, 2004
Time:  2:00 p.m.
Place: Courtroom 1668
       Roybal Federal Building
       255 E. Temple Street
       Los Angeles, CA 90012

                            PLAN CONFIRMATION HEARING
                          SEE FIRST AMENDED DISCLOSURE
                                 STATEMENT FOR
                              VOTING AND OBJECTING
                                   PROCEDURES

Date:  November 8, 2004
Time:  2:00 p.m.
Place: Courtroom 1668
       Roybal Federal Building
       255 E. Temple Street
       Los Angeles, CA 90012

                                 I. INTRODUCTION

      Premier Concepts, Inc., d/b/a Impostors, Impostors Copy Jewels, Elegant Pretenders, Premier Jewelry and Joli Joli, is the debtor in a Chapter 11 bankruptcy case. On October 10, 2003, Premier Concepts, Inc. commenced a bankruptcy case by filing a voluntary Chapter 11 petition under the United States Bankruptcy Code ("Code"), 11 U.S.C. Section 101 ET SEQ. Chapter 11 allows the Debtor, and under some circumstances, creditors and others parties in interest, to propose a plan of reorganization ("Plan"). This document is the Chapter 11 Plan ("Plan") proposed by Premier Concepts, Inc. ("Proponent" or "Debtor"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court, and which is provided to help you understand the Plan.

      The Plan is a reorganizing plan. The Proponent seeks to accomplish reorganization by restructuring its debt and making payments under the Plan; canceling existing stock in the Debtor, issuing new stock (the "New Securities"); acquiring the stock of another company in exchange for a portion of the New Securities, which acquired company will become a wholly owned subsidiary of the Reorganized Debtor; and continuing its business operations under new management.

      Distributions under the Plan will be from the Debtor's operations.

      The Debtor's secured creditors, Bank One, Stephlaur, Inc. and Yurman Designs, Inc., shall receive monthly cash payments of principal and interest until their claims are paid in full. Secured creditor G. David Gordon, Jr., shall receive an unsecured convertible promissory note in full satisfaction of Gordon's secured claim. Post-petition administrative secured claimant Clark Capital Corp. shall receive common stock in the Reorganized Debtor in full satisfaction of its post-petition DIP financing administrative expense obligation of $250,000.

      Unsecured creditors will receive ten percent of their allowed claims which will be paid in two installments, one-half (1/2) on January 15, 2005 and the balance on January 15, 2006.

      Subject only to Confirmation of the Plan, and pursuant to the Plan, Premier has entered into a binding agreement with the owners of all outstanding shares of USN Television Group, Inc. ("USN") for the acquisition by Premier of all outstanding USN stock. USN is a retail seller of consumer products through interactive electronic media including broadcast, cable and satellite television and the internet. The Debtor believes that the acquisition of USN will substantially enhance its consolidated balance sheet, cash flow and profitability.

      The current owners of USN, Messrs. M. Reinstein and Brian Kelly are also principals of The Archetype Group, Inc. ("Archetype") which is managing the Debtor's operations pursuant to a Management Consulting and Corporate Governance Agreement (the "Management Agreement"). These current owners of USN shall receive 4,850,000 shares of the Reorganized Debtor's New Securities in exchange for their shares in USN.

      USN has recently been advanced one million dollars by Philip Wasserman and the Philip Roy Fund (the "New USN Investors") in exchange for convertible promissory notes which the New USN Investors may convert into USN stock. Neither Mr. Wasserman nor the Philip Roy Fund, a hedge fund registered with the SEC, have any prior relationship or affiliation with the Debtor. Prior to Plan confirmation, the New USN Investors will convert their USN debt into USN stock and will receive approximately 700,000 shares of the New Securities in exchange for their USN stock. On confirmation of the Plan, the Reorganized Debtor will change its name from Premier Concepts, Inc. to USN Corporation, and continue the operations of the combined entities.

                                III. DEFINITIONS

      The following definitions will apply with respect to this Plan and the Disclosure Statement.

      1. "ADMINISTRATIVE CLAIMS" OR "ADMINISTRATIVE EXPENSES." Claims for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Bankruptcy Code section 507(a)(1).

      2. "ADMINISTRATIVE TAX CLAIMS." A Claim filed by a governmental unit for taxes (and for interest and penalties related to such taxes) for any tax year or period to the extent it occurs or falls within the period from and including the Petition Date through and including the Effective Date.

      3. "ALLOWED." When used in respect of a Claim or Interest or group of Claims or Interests, means -

           a. if no proof of Claim or Interest has been timely filed, such amount of the Claim or Interest or group of Claims or Interests which has been scheduled by the Debtor as liquidated in amount and not disputed or contingent and as to which no party in interest has filed an objection within the time required under the Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not disallowed under
      Section 502(d) or (e) of the Bankruptcy Code; or

           b. if a proof of Claim or Interest has been filed by the Claims Bar Date or is deemed timely filed by the Bankruptcy Court, such amount of the Claim or Interest or group of Claims or Interests as to which any party in interest has not filed an objection within the time required under this Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not disallowed under Section. 502(d) or (e) of the Bankruptcy Code; or

           c. such amount of the Claim or Interest or group of Claims or Interests which is allowed by a Final Order of the Bankruptcy Court; or

           d. such amount of the Claim or Interest or group of Claims or Interests which is allowed under the Plan.

      4.  "ALLOWED CLAIM." A Claim which is Allowed.

      5. "ALLOWED CLASS . . . CLAIM." An Allowed Claim in the particular Class described.

      6.  "APBO." Accounting Principles Board.

      7.  "ARCHETYPE." The Archetype Group, Inc.

      8. "ASSETS." All assets of the Debtor's Estate including "property of the estate" as described in Section. 541 of the Bankruptcy Code.

      9. "ASSESSMENT DATE." The date that taxes are assessed by a taxing agency.

      10. "BALLOT." The Ballot for accepting or rejecting this Plan.

      11. "BALLOT DATE." The date set by the Bankruptcy Court by which all Ballots with respect to the Plan must be received.

      12. "BANKRUPTCY RULES." The Federal Rules of Bankruptcy Procedure as now in effect or hereafter amended and applicable to the Case.

      13. "BAR DATE." The general bar date for the filing of proofs of Claim as set by the Bankruptcy Court.

      14 "BUSINESS DAY." Any day other than a Saturday, Sunday or a legal holiday (as defined in Bankruptcy Rule 9006(a)).

      15. "CASE." The case under Chapter 11 of the Bankruptcy Code commenced by the Debtor on December 10, 2001 and bearing Case No. LA 01-46753-KM.

      16. "CASH." Cash or cash equivalents including, but not limited to, bank deposits, checks or other similar items.

      17. "CLAIM." (a) Any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

      18 "CLASS." A class of Claims or Interests described in Article III of the Plan.

      19. "CODE." The Bankruptcy Code, as codified in Title 11 of the United States Code, 11 U.S.C. Section. 101 ET SEQ., including all amendments thereto, to the extent such amendments are applicable to the Case.

      20. "COLLATERAL." Debtor's personal property assets including all inventory, chattel paper, accounts, equipment and general intangibles both owned and after acquired and all proceeds thereof.

      21. "COMMITTEE." The Official Committee of Creditors Holding General Unsecured Claims.

      22 "CONFIRMATION." The entry of the Order by the Bankruptcy Court confirming the Plan pursuant to Section. 1129 of the Bankruptcy Code.

      23. "CONFIRMATION DATE." The date upon which the Bankruptcy Court enters an order confirming the Plan pursuant to Section. 1129 of the Bankruptcy Code.

      24. "CONFIRMATION ORDER." The order of the Bankruptcy Court confirming the Plan pursuant to Section. 1129 of the Bankruptcy Code.

      25. "COURT." The United States Bankruptcy Court for the Central District of California.

      26. "CREDITOR." The Holder of a Claim against the Debtor.

      27. "DEBTOR." Premier Concepts, Inc., a Colorado corporation d/b/a Impostors, Impostors Copy Jewels, Elegant Pretenders, Premier Jewelry and Joli-Joli.

      28. "DISBURSING AGENT." The person or entity responsible for making all distributions provided for under the Plan.

      29. "DISCLOSURE STATEMENT." The "Debtor's Disclosure Statement Describing Debtor's Original Chapter 11 Plan" filed by the Plan Proponent in support of the Plan, and any and all amendments and exhibits to the Disclosure Statement.

      30. "DISPUTED CLAIM." A Claim or Interest as to which a proof of Claim or Interest has been filed or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed by the Debtor or any other party in interest in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. Prior to the time that an objection has been or is filed, for the purposes of the Plan, a Claim or Interest may be considered a Disputed Claim in its entirety if: (i) the amount of a Claim or Interest specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedule of Assets and Liabilities; (ii) any corresponding Claim scheduled by the Debtor in its Schedule of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Debtor in its Schedule of Assets and Liabilities.

      31. "EFFECTIVE DATE." The first business day after the Confirmation Date so long as all conditions to the Effective Date have been satisfied or if waivable, waived.

      32. "ESTATE." The estate in the Debtor's Case created pursuant to Section. 541(a) of the Bankruptcy Code.

      33. "ESTATE REPRESENTATIVE." The person(s) or entity(ies) authorized to exercise and perform the rights, powers and duties held by the Estate, including without limitation the authority under Bankruptcy Code Section. 1123(b)(3) to provide for the settlement, adjustment, retention and enforcement of Claims and Interests of the Estate, including, but not limited to all Rights of Action and the authority to exercise all rights under Bankruptcy Code Sections. 1106, 1107 and 1108. Upon and after the Effective Date, the Reorganized Debtor shall be the Estate Representative.

      34. "FINAL ORDER." An order, decree or judgment, the operation or effect of which has not been reversed, stayed, modified or amended, and as to which order, decree or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing has been taken or is pending.

      35. "HOLDER." The holder of a Claim against or Interest in the Debtor.

      36. "INSIDERS." All Persons who are "insiders" as that term is defined in
Section 101 of the Bankruptcy Code.

      37. "INTEREST." Any equity security of the Debtor as defined in section 101(49) of the Bankruptcy Code.

      38. "LOCAL RULES." The Local Bankruptcy Rules for the United States Bankruptcy Court for the Central District of California, as now in effect or hereafter amended and applicable to the Case.

      39. "MANAGEMENT AGREEMENT." The Management Consulting and corporate Governance Agreement between the Debtor and Archetype.

      40. "NEW SECURITIES." Equity securities issued in the Reorganized Debtor.

      41. "NEW USN INVESTORS." Philip Wasserman and the Philip Roy Fund.

      42. "PERSON." Any natural person or other entity.

      43. "PETITION DATE." December 10, 2001.

      44. "PLAN." The Debtor's First Amended Chapter 11 Plan as modified.

      45. "PRIORITY TAX CLAIMS." Certain unsecured income, employment and other taxes described by Bankruptcy Code Section 507(a)(8).

      46. "PRIORITY UNSECURED CLAIMS." Claims that are referred to in Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) which are required to be placed in Classes.

      47. "PROPONENT." The Debtor.

      48. "REORGANIZED DEBTOR." The Debtor after the Effective Date.

      49. "RIGHTS OF ACTION." Any and all claims, demands, rights, actions, causes of action and suits of the Debtor's Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, including but not limited to (1) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (2) the right to object to Claims or Interests, (3) claims pursuant to Section 362 of the Bankruptcy Code, (4) such claims and defenses as fraud, mistake, duress, usury and (5) all avoiding powers, rights to seek subordination and all rights and remedies under Sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553 or any fraudulent conveyance, fraudulent transfer, or preference laws.

      50. "SEC." The Securities and Exchange Commission.

      51. "SECURED CLAIM." A Claim secured by a lien on property of the Debtor's Estate.

      52. "UNCLAIMED PROPERTY." Any funds or securities distributed to Creditors or Holders of Interests which are unclaimed for the period provided in the Plan. Unclaimed Property will include, without limitation, Cash, checks, securities, and any other property which is to be distributed pursuant to the Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

      53. "UNSECURED CLAIM." Any Claim against the Debtor, however arising, E.G., from providing goods or services or from the rejection of an executory contract or an unexpired lease, which is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim or Secured Claim.

      54. "USN." USN Television Group, Inc.

            III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.    GENERAL OVERVIEW

      As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive under the Plan.

B.    UNCLASSIFIED CLAIMS

      Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponent has NOT placed the following claims in a class. The treatment of these claims is provided below.

1.          ADMINISTRATIVE EXPENSES

      Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Code Section 507(a)(1). The Code requires that all administrative claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

      The following chart estimates the Debtor's Section. 507(a)(1) administrative claims (leasehold administrative rent claims asserted by lessors are listed in Exhibit "L") and their treatment under this Plan.

====================================================================================================================================
NAME                                    AMOUNT OWED                              TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
Robinson, Diamant & Wolkowitz           $250,000                                 ON OR BEFORE THE EFFECTIVE DATE UNLESS OTHERWISE
("RD&W") - Insolvency counsel for the   Estimated fees from and costs            AGREED TO BY RD&W, THE REORGANIZED DEBTOR SHALL
Debtor.                                 from October 10, 2003 through the        PLACE IN A SEGREGATED ACCOUNT SUFFICIENT CASH TO
                                        Effective Date.(4) THE AMOUNTS ABOVE     PAY THE ADMINISTRATIVE CLAIMS OF RD&W UPON COURT
                                        ARE ESTIMATED AND MAY BE HIGHER OR       APPROVAL OF FINAL FEE APPLICATIONS.
                                        LOWER.
------------------------------------------------------------------------------------------------------------------------------------
PEITZMAN, WEG & KEMPINSKY, LLP          $35,000                                  ON OR BEFORE THE EFFECTIVE DATE UNLESS OTHERWISE
("PW&K") - COUNSEL FOR THE OFFICIAL     ESTIMATED FEES AND COSTS FROM            AGREED TO BY PW&K, THE REORGANIZED DEBTOR SHALL
COMMITTEE OF UNSECURED CREDITORS.       OCTOBER 10, 2003 THROUGH EFFECTIVE       PLACE IN A SEGREGATED ACCOUNT SUFFICIENT CASH TO
                                        DATE.(5) THE AMOUNTS ABOVE ARE           PAY THE ADMINISTRATIVE CLAIMS OF PW&K UPON COURT
                                        ESTIMATED AND MAY BE HIGHER OR LOWER.    APPROVAL OF FINAL FEE APPLICATIONS.
------------------------------------------------------------------------------------------------------------------------------------
CLARK CAPITAL CORP. - DIP LENDER        $250,000                                 In full satisfaction of its priority administrative
                                        AMOUNT OF POST-PETITION FINANCING        obligation, Clark Capital Corp. shall receive
                                        ADVANCED UNDER DIP FINANCING             500,000 fully paid and non-assessable shares of the
                                        AGREEMENT.                               New Securities.

                                                                                 Clark Capital Corp. has agreed to this treatment.
------------------------------------------------------------------------------------------------------------------------------------

___________________
      (4) RD&W's First Interim Fee Application was heard on June 23, 2004. The Court approved fees and costs of $135,321.31. RD&W was authorized to apply its pre-petition retainer of $5,083.50 to its leaving an unpaid balance for the approved fees of $130,237.81.

      (5) PW&K's First Interim Fee Application was heard on June 22, 2004. The Court approved fees and costs of $16,468.06.

====================================================================================================================================
NAME                                    AMOUNT OWED                              TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
The Archetype Group - Management        $550,000                                 Archetype shall receive 550,000 shares of New
Company                                 Estimated fees from October              Securities in full satisfaction of its allowed
                                        10, 2003 through the Effective Date.     administrative claim.
                                        The amounts above are estimated and
                                        may be higher or lower.                  Archetype has agreed to this treatment.
------------------------------------------------------------------------------------------------------------------------------------
Clerk's Office Fees                                                  $     0     Paid in full by Debtor on Effective Date.
------------------------------------------------------------------------------------------------------------------------------------
Office of the U.S. Trustee Fees                                      $     0     Paid in full by Debtor on Effective Date.
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                             $1,085,000
====================================================================================================================================

      COURT APPROVAL OF FEES REQUIRED:

      Other than fees for the Clerk's Office and UST, the Court must rule on all professional fees which may be sought before the fees will be owed. For all fees except Clerk's Office fees and U.S. Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be owed and required to be paid under the Plan.

      As indicated above, the Debtor will need to pay approximately $285,000 of administrative claims (or perhaps more or less) as soon after the Effective Date as the Court approves such fees and costs. As indicated elsewhere in this Plan, Debtor will have more than ample cash on hand on the Effective Date of the Plan. The source of this cash will be from the acquisition of USN and the Debtor's own operating capital.

a.          BAR DATE FOR ADMINISTRATIVE EXPENSES

            i)    PROFESSIONALS

      All professionals requesting compensation or reimbursement of expenses for services performed before the Effective Date of the Plan are required to file with the Bankruptcy Court and deliver to the attorneys for the Debtor an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. The Debtor shall calendar a hearing on the applications and give notice of the hearing in accordance with the Local Bankruptcy Rules. Professional services rendered for the Debtor after the Effective Date shall not be the subjects of fee applications and shall be paid directly by the Reorganized Debtor pursuant to such arrangement as may be agreed to by the parties.


            ii) NON-PROFESSIONAL ADMINISTRATIVE CLAIMS WHICH ARE NOT IN ORDINARY COURSE

      All holders of Administrative Claims requesting compensation of administrative costs and expenses incurred on or before the Effective Date for administrative claims incurred outside the ordinary course of business pursuant to Bankruptcy Code section 507(a)(1) or 507(b) or the terms hereof (except for post-petition date claims for professional fees incurred during the Chapter 11 case, and claims under 28 U.S.C. Section. 1930) must file and serve an application for such costs and expenses no later than 30 days after the Effective Date. Any holder of an Administrative Claim not yet allowed or listed on Exhibit "L" to the Disclosure Statement that does not file an application for payment of such Claim or expense by the deadline set forth in the Plan SHALL BE FOREVER BARRED from asserting such Claim against the Debtor, the estate, the Reorganized Debtor, their successors, assigns, or their respective property and shall receive no distribution under the Plan or otherwise on account of such Claim.

            iii)  ORDINARY COURSE OF BUSINESS ADMINISTRATIVE EXPENSES

            v) Payment of all administrative expenses incurred in the ordinary course of the Debtor's business shall be paid in the ordinary course without further application.

2.          PRIORITY TAX CLAIMS

      Priority tax claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax. The Reorganized Debtor shall deposit with the Plan Trust, sufficient funds for the Disbursing Agent to pay the quarterly priority tax payments pursuant to the Plan.

      The following chart lists ALL of the Debtor's Section 507(a)(8) priority tax claims and their treatment under this Plan.

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
o    Name = State of Arizona                       $2,380.50 - The State  The Allowed Claim Priority Tax Claim of Arizona shall be
     ("Arizona")                                   of Arizona has filed   satisfied in full with equal quarterly payments commencing
                                                   two proofs of claim    180 days after the Effective Date and ending six years
o    Type of tax = Sales Tax                       which total            from the Assessment Date.
                                                   $6,000.00. The Debtor
o    Date tax assessed =   October, 2003           disputes this amount   o  Pymt interval             =   Quarterly
                                                   as an estimate and
                                                   not an accurate        o  Pymt amt/interval         =   $120/quarter assuming
                                                   calculation of the                                      Allowed Claim of
                                                   Debtor's tax                                            $2,380.50
                                                   liability. The Debtor  o  Begin date                =   180 days after Effective
                                                   will object to the                                      Date
                                                   amount of the State    o  End date                  =   June, 2009
                                                   of Arizona's claim
                                                   pursuant to 11 U.S.C.  o  Interest Rate %           =   6% per annum
                                                   Section. 502 or will
                                                   seek a ruling pursuant o  Total Payout Amount       =   $2,761 assuming an
                                                   to 11 U.S.C.                                            Allowed Claim of
                                                   Section. 505(a).                                        $2,380.50 and twenty
                                                                                                           quarterly payments

                                                                                                       =   100% plus interest

                                                                          In the event the claim of the State of Arizona is allowed
                                                                          in an amount in excess of $2,380.50, the Debtor will pay
                                                                          the allowed priority claim in equal quarterly installments over 6 years from the date of assessment with 6% interest
                                                                          per annum.
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Los Angeles County shall be
                                                                          satisfied in full with equal quarterly payments commencing
                                                                          180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $67/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009


o    Name = Los Angeles County Tax Collector                              o  Interest Rate %           =   6% per annum

o    Type of tax = Personal Property                                      o  Total Payout Amount       =   $1,340

o    Date tax assessed = October, 2003             $1,155.89                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
o    Name = Clark County Department                                       The Allowed Claim of Clark County Department of Revenue
     of Revenue                                                           shall be paid in full on the Effective Date.

o    Type of tax = Sales Tax

o    Date tax assessed = Unknown                   $784.77

------------------------------------------------------------------------------------------------------------------------------------

o    Name = Clark County Department
     of Revenue

o    Type of tax = Sales Tax
                                                                          The Allowed Claim of Clark County Clerk shall be paid in
o    Date tax assessed = Unknown                   $528.34                full on the Effective Date.
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Nevada Dept. of Taxation shall be
o    Name = Nevada Department of                                          satisfied in full with equal quarterly payments commencing
     Taxation                                                             180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.
o    Type of tax = Sales Tax
                                                   $3,481.00              o  Pymt interval             =   Quarterly.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
o    Date tax assessed = October, 2003                                    o  Pymt amt/interval         =   $202/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

                                                                          o  Interest Rate %           =   6% per annum

                                                                          o  Total Payout Amount       =   $4,038

                                                                                                       =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
o    Name = DC Government                                                 The Allowed Priority Tax Claim of the DC Government shall
                                                                          be satisfied in full on the Effective Date.
o    Type of tax = Sales Tax

o    Date tax assessed =   Unknown                 $559.00
------------------------------------------------------------------------------------------------------------------------------------
o    Name = City of Naples Florida                                        The Allowed Priority Tax Claim of the City of Naples
                                                                          Florida shall be satisfied in full on the Effective Date.
o    Type of tax = Sales Tax

o    Date tax assessed =   October, 2003           $50.00
------------------------------------------------------------------------------------------------------------------------------------
o    Name = Orange County Treasurer                                       The Allowed Priority Tax Claim of the Orange County
                                                                          Treasurer shall be satisfied in full on the Effective
o    Type of tax = Property Tax                                           Date.

o    Date tax assessed = October, 2003             $984.13
------------------------------------------------------------------------------------------------------------------------------------
o    Name = City of Tempe                                                 The Allowed Priority Tax Claim of the City of Tempe shall
                                                                          be paid in full on the Effective Date.
o    Type of tax = Sales Tax

o    Date tax assessed = October, 2003             $108.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Louisiana Dept. Of Revenue shall
                                                                          be satisfied in full with equal quarterly payments
                                                                          commencing 180 days after the Effective Date and ending
                                                                          six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $82/quarter

o    Name = Louisiana Dept. of Revenue                                    o  Begin date                =   180 days after Effective
                                                                                                           Date
                                                                          o  End date                  =   June, 2009
o    Type of tax =
     Sales = $10.31                                                       o  Interest Rate %           =   6% per annum
     Withholding = $ 1,195.65
     Corp. Inc. =    $ 211.10                                             o  Total Payout Amount       =   $1,644

o    Date tax assessed = October, 2003             $1,417.06                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Pennsylvania Department of
                                                                          Revenue shall be satisfied in full with equal quarterly
                                                                          payments commencing 180 days after the Effective Date and
                                                                          ending six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $177/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o    Name = Pennsylvania Department of Revenue                            o  Interest Rate %           =   6% per annum

o    Type of tax = Sales & Use                                            o  Total Payout Amount       =   $3,540

o    Date tax assessed = October, 2003             $3,052.50                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
                                                                          The Allowed Claim of the State of Florida Department of
                                                                          Revenue shall be satisfied in full with equal quarterly
                                                                          payments commencing 180 days after the Effective Date and
                                                                          ending six years from the Assessment Date.

                                                   $2,463.33 - The State
                                                   of Florida has filed   o  Pymt interval             =   Quarterly.
                                                   a proof of claim
                                                   for $4,347.55.         o  Pymt amt/interval         =   $143/quarter
                                                   The Debtor
                                                   disputes this          o  Begin date                =   180 days after Effective
                                                   amount.  The                                            Date
                                                   Debtor will
                                                   object to the          o  End date                  =   June, 2009
                                                   amount of the
o    Name = State of Florida                       claim pursuant to      o  Interest Rate %           =   6% per annum
     Department of Revenue                         11 U.S.C. Section.
                                                   502 or will seek a     o  Total Payout Amount       =   $2,857
o    Type of tax = Sales & Use                     ruling pursuant
                                                   to 11 U.S.C.                                        =   100% plus interest
o    Date tax assessed = October, 2003             Section. 505(a).
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the State of Maryland shall be
                                                                          satisfied in full with equal quarterly payments commencing
                                                                          180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                   $4,954.49  -  The      o  Pymt amt/interval         =   287/quarter
                                                   State of Maryland has
                                                   filed a proof of       o  Begin date                =   180 days after Effective
                                                   claim for $10,048.59.                                   Date
                                                   The Debtor disputes
                                                   this amount. The       o  End date                  =   June, 2009
                                                   Debtor will object to
                                                   the amount of the      o  Interest Rate %           =   6% per annum
o    Name = State of Maryland                      claim pursuant to 11
                                                   U.S.C. Section. 502    o  Total Payout Amount       =   $5,747
o    Type of tax = Sales and Use                   or will seek a ruling
                                                   pursuant to 11 U.S.C.                               =   100% plus interest
o    Date tax assessed = October, 2003             Section. 505(a).
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Montgomery County Maryland shall
                                                                          be satisfied in full with equal quarterly payments
                                                                          commencing 180 days after the Effective Date and ending
                                                                          six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   172/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o    Name = Montgomery County Maryland                                    o  Interest Rate %           =   6% per annum

o    Type of tax = Unknown                                                o  Total Payout Amount       =   $3,438

o    Date tax assessed = October, 2003             $2,963.58                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
                                                                          The Allowed Claim of the California State Board of
                                                                          Equalization shall be satisfied in full with equal
                                                                          quarterly payments commencing 180 days after the Effective
                                                                          Date and ending six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $1,687/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   October 2006
o    Name = California State Board of
     Equalization                                                         o  Interest Rate %           =   6% per annum

o    Type of tax = Sales & Use                                            o  Total Payout Amount       =   $33,745

o    Date tax assessed = October, 2003             $29,092.26                                          =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------

                                                   $773.88 - The State
                                                   of New Jersey has
                                                   filed a proof of
                                                   claim for $89,003.77.
                                                   The Debtor disputes
                                                   this amount as an
                                                   estimate and not an
                                                   accurate calculation   The Allowed Claim of the State of New Jersey shall be paid
                                                   of the Debtor's tax    in full on the Effective Date.
                                                   liability. The Debtor
                                                   will object to the     In the event the claim of the State of New Jersey is
o    Name = State of New Jersey                    amount of the claim    allowed in an amount in excess of $1,000, the Allowed
                                                   pursuant to 11 U.S.C.  Claim of the State of New Jersey shall be satisfied in
o    Type of tax = Sales Tax                       Section. 502 or will   full with equal quarterly payments commencing 180 days
                                                   seek a ruling          after the Effective Date or as soon thereafter as possible
o    Date tax assessed = October, 2003             pursuant to 11         and ending six years from the Assessment Date.
                                                   U.S.C.
                                                   Section. 505(a).
------------------------------------------------------------------------------------------------------------------------------------
                                                                          The Allowed Claim of the Colorado Department of Revenue
                                                                          shall be satisfied in full with equal quarterly payments
                                                                          commencing 180 days after the Effective Date and ending
                                                                          six years from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $117/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o    Name = Colorado Department of Revenue                                o Interest Rate %            =   6% per annum

                                                                          o  Total Payout Amount       =   $2,335
o    Type of tax = Sales

o    Date tax assessed = October, 2003             $2,012.75                                           =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                   AMOUNT ALLEGEDLY
DESCRIPTION                                        OWED                   TREATMENT
====================================================================================================================================
                                                                          The Allowed Claim of the County of Santa Clara shall be
                                                                          satisfied in full with equal quarterly payments commencing
                                                                          180 days after the Effective Date and ending six years
                                                                          from the Assessment Date.

                                                                          o  Pymt interval             =   Quarterly.

                                                                          o  Pymt amt/interval         =   $280/quarter

                                                                          o  Begin date                =   180 days after Effective
                                                                                                           Date

                                                                          o  End date                  =   June, 2009

o    Name = County of Santa Clara                                         o  Interest Rate %           =   6% per annum

o    Type of tax = Sales Tax                                                 Total Payout Amount       =   $5,595
                                                   $2,491.48
o    Date tax assessed = October, 2003             and $2,332.17                                       =   100% plus interest
------------------------------------------------------------------------------------------------------------------------------------
o    Name = City of Scottsdale

o    Type of tax = Sales Tax
                                                                          The Allowed Priority Tax Claim of the City of Scottsdale
o     Date tax assessed = October, 2003            $254.00                shall be paid in full on the Effective Date.
====================================================================================================================================

C.    CLASSIFIED CLAIMS AND INTERESTS

1.          CLASSES OF SECURED CLAIMS

      Secured claims are claims secured by liens on property of the estate. The following chart lists all classes containing Debtor's secured pre-petition claims and their treatment under this Plan:

====================================================================================================================================
  CLASS                                     DESCRIPTION   INSIDERS (Y/N)   IMPAIRED            TREATMENT
      #                                                                     (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

          Secured Claim of:                                     No         Impaired; Claims    o  New Secured Promissory Note
                                                                           in this Class are   o  Pymt Interval = Monthly
       o  Name = Bank One                                                  entitled to vote    o  Est. Pymt Amt/Interval = $5,000
                                                                           on the Plan.        o  Balloon pymt = $663
       o  Collateral description = 1st priority in                                             o  Begin Date = 11/2004
          Debtor's personal property assets including                                          o  End Date = 5/2007
          but not limited to all inventory, chattel                                            o  Interest Rate % = Prime + 3%
          paper, accounts, equipment and general                                               o  Total Payout = $141,569.28 plus
          intangibles both owned and after acquired and                                           interest (estimated will be less
          all proceeds thereof ("Collateral").                                                    or more depending on prime rate
                                                                                                  fluctuation)
       o  Collateral value = Debtor believes that the                                          o  Treatment of Lien = Lien shall
          value of the Collateral is approximately                                                remain in place until allowed
          $560,000 as of the Petition Date.                                                       claim is satisfied in full
                                                                                                  pursuant to the Plan
       o  Principal owed = $116,569.28

       o  Pre-pet. arrearage amount = 0

       o  Post-pet. arrearage amount = 0


       o  Total claim amount = $116,569.28
   1      (plus attorneys' fees and costs)
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
  CLASS                                     DESCRIPTION   INSIDERS (Y/N)   IMPAIRED            TREATMENT
      #                                                                     (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
          Secured Claim of:                                     No         Impaired; Claims
                                                                           in this Class are   o  New Secured Promissory Note
       o  Name = Stephlaur, Inc.                                           entitled to vote       containing attorneys' fee clause.
                                                                           on the Plan.           Payments of $6,000 per month
       o  Collateral description = 2nd priority in                                                except $10,000 per month on
          Debtor's personal property assets including                                             12/15/04, 1/15/05 and 2/15/05
          but not limited to all inventory, chattel                                            o  Pymt Interval = Monthly
          paper, accounts, equipment and general                                               o  Begin Date = 11/2004
          intangibles both owned and after acquired and                                        o  End Date = 2/2006
          all proceeds thereof ("Collateral").                                                 o  Interest Rate % = 7%
                                                                                               o  Total Payout = $107,000
       o  Collateral value = Debtor believes                                                   o  Treatment of Lien = Lien
          that the value of the Collateral is                                                     in place until allowed claim is
          approximately $560,000 as of the Petition                                               satisfied in full pursuant to the
          Date.  Same collateral as above.                                                        Plan

       o  Principal owed = $93,157.98

       o  Pre-pet. arrearage amount = 0

       o  Post-pet. arrearage amount = 0

       o  Total claim amount = $93,157.98
   2      (plus attorneys' fees and costs)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

          Secured Claim of                                      No         Impaired; Claims
                                                                           in this Class are
                                                                           entitled to vote
       o  Name = Yurman Design, Inc.                                       on the Plan.


       o Collateral description = 4th priority in Debtor's personal property assets including but not limited to all inventory, chattel paper, accounts, equipment and general intangibles both owned and after acquired and all proceeds thereof ("Collateral").

       o  Collateral value = Debtor believes that the
          value of the Collateral is approximately
          $560,000 as of the Petition Date. Same
          collateral as above.
                                                                                               o  New Secured Promissory Note

                                                                                               o  Pymt Interval = Monthly
       o  Principal owed = $11,428.00                                                          o  Est. Pymt Amt/Interval = $1,000
                                                                                               o  Begin Date = 11/2004
       o  Pre-pet. arrearage amount = 0                                                        o  End Date = 10/2005
                                                                                               o  Interest Rate % = 7%
       o  Post-pet. arrearage amount = 0                                                       o  Total Payout = $11,860
                                                                                               o  Treatment of Lien = Lien shall
       o  Total claim amount =                                                                    remain in place until allowed
          $11,428.00 (plus attorneys' fees and                                                    claim  is satisfied in full
   3      costs)                                                                                  pursuant to the Plan

------------------------------------------------------------------------------------------------------------------------------------

          Secured Claim of:                               No               Impaired; Claims    An unsecured convertible promissory
                                                                           in this Class are   note (the "Gordon Note") in full
                                                                           entitled to vote    satisfaction of his pre-petition
                                                                           on the Plan.        secured claim. The Gordon Note shall
                                                                                               have the following terms:
       o  Name = G. David Gordon, Jr.,
          assignee of the Fleet Precious Metals'                                               o  Payment = $750/month
          debt.
                                                                                               o  Balloon Payment = $250,000 on
       o  Collateral description = 3rd                                                            9/30/2006
          priority in Debtor's personal property
          assets including but not limited to all                                              o  Interest = Payable monthly
          inventory, chattel paper, accounts,                                                     commencing 11/30/l2004 and
          equipment and general intangibles both                                                  continuing through 10/30/2006
          owned and after acquired and all proceeds                                            o  Principal = To be paid on
          thereof ("Collateral").                                                                 10/30/2006.
                                                                                               o  Conversion = Gordon shall have the
       o  Collateral value = Debtor                                                               election to require the
          believes that the value of the Collateral                                               Reorganized Debtor to satisfy any
          is approximately $560,000 as of the                                                     part of outstanding principal and
          Petition Date.  Same collateral as above.                                               unpaid interest of the Gordon Note
                                                                                                  by  issuing Gordon shares of the
       o  Principal owed = $250,000                                                               Reorganized Debtor's common stock
                                                                                                  with a comparison ratio of one (1)
       o  Pre-pet. arrearage amount = 0                                                           share of the New Securities for
                                                                                                  each  $1.00 of principal and
                                                                                                  interest.

       o  Post-pet. arrearage amount = 0                                                       o  Common Stock = The Reorganized
                                                                                                  Debtor shall set aside 250,000 of
       o  Total claim amount = $250,000                                                           the Reorganized Debtor's common
   4      (plus attorneys' fees and costs)                                                        stock for the eventuality that
                                                                                                  Gordon exercises his conversion
                                                                                                  rights under the Gordon Note.


------------------------------------------------------------------------------------------------------------------------------------

            Secured Claim of:                                   No         Not Impaired;
                                                                           Claims in this
                                                                           Class are not
       o          Name = Clark Capital Corp. -                             entitled to vote
       for Post-Petition Secured DIP Financing                             on the Plan.


       o          Collateral description = 5th
       priority in Debtor's personal property,
       including but not limited to, accounts,
       inventory, equipment, and proceeds (but
       excluding avoidance actions) subordinate to the existing security interests of the Secured
       Creditors and to any other entity with a valid and perfected lien on the Debtor's assets existing as of the Petition Date. In addition, a perfected 1st priority lien in the proceeds of any sale or assignment of the Debtor's leasehold interest in certain real property leases
       ("Collateral").

       o          Collateral value = Debtor believes
       that the value of the Collateral is
       approximately $560,000 as of the Petition Date.
       Same collateral as above - plus leasehold values
       - unknown.
                                                                                               See treatment of Clark Capital Corp.
       o          Principal owed = $250,000                                                    in Section III.D.1 herein above.
                                                                                               Clark Capital shall receive nothing
       o          Pre-pet. arrearage amount = n/a                                              on account of its secured claim as it
                                                                                               will receive 500,000 shares of New
       o          Post-pet. arrearage amount = 0                                               Securities in full satisfaction of
                                                                                               its administrative claim (which is
   5   o          Total claim amount = $250,000                                                the same obligation.)

------------------------------------------------------------------------------------------------------------------------------------

2.          CLASSES OF PRIORITY UNSECURED CLAIMS

      Certain priority claims that are referred to in Code Sections 507(a)(3),
(4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claims.

      The Debtor does not believe it has any section 507(a)(3), (a)(4), (a)(5),
(a)(6), and (a)(7) priority unsecured claims.

3.          CLASS OF ADMINISTRATIVE CONVENIENCE UNSECURED CLAIMS

      Administrative Convenience Unsecured Claims are unsecured claims in the amounts of $200.00 or less including those claimants who elect to reduce their claims to $200.00. These are unsecured claims not entitled to priority under section 507(a) except that they have been placed in a convenience class and are therefore treated as provided in the chart below.

====================================================================================================================================
CLASS #   DESCRIPTION                                      IMPAIRED(Y/N)        TREATMENT
------------------------------------------------------------------------------------------------------------------------------------

               Administrative Convenience Class --        Not impaired.
             General unsecured claims of $200.00 or       Claims in this
                less, and those allowed unsecured         Class are not
              claims that are reduced to $200.00 by       entitled to
              a timely written election made on the       vote on the
                ballot used to vote on the Plan.          Plan.
             Debtor estimates that the total amount
              of allowed claims in this class will
                  be approximately $18,578.00.                                  Claimants in Class 6, including those Claimants
                                                                                that elect to reduce their claims to $200.00,
          o Total Payout % =  100%                                              shall receive on the Effective Date, or as soon
                                                                                as practicable thereafter, the allowed amount of
                                                                                date.

          o Total Estimated Payout = their claims or
            $200.00 if the allowed claim is
            Approximately $18,578 plus 6% interest
            reduced thereto, plus interest at 6% per
            annum from the Petition Date thru the date
            from the Petition Date to the Plan
   6        Confirmation of the payment.


------------------------------------------------------------------------------------------------------------------------------------

4.          CLASS OF GENERAL UNSECURED CLAIMS

      General unsecured claims are unsecured claims, other than convenience class, not entitled to priority under Code Section 507(a). The following chart identifies this Plan's treatment of the class containing ALL of Debtor's general unsecured claims:

====================================================================================================================================
CLASS #   DESCRIPTION                                      IMPAIRED(Y/N)        TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
                                                          Impaired.
            General unsecured claims                      Claims in this        In full and complete satisfaction of Allowed Class
                                                          class are             7 Unsecured Claims, Allowed Unsecured Claimants
          o Total amt of claims =                         entitled to vote      shall receive 10% of the allowed amounts of their
            $2,542,595                                    on the Plan.          claims in two (2) installments,


            Debtor estimates that total allowed claims                          o   Begin date  = 1/15/05
            one-half (1/2) on 1/15/05 and the balance on
            will be approximately $1,023,177. After                             o   Interest Rate % =  0
            1/15/06. subtracting claims for the
            administrative convenience class, the Debtor                        o   Total Payout % =  10% of Allowed Claims.
            estimates o Pymt estimated $50,223 per
            installment paying distributions on                                 o   Estimated Amount =  $100,445
            $1,004,459.

   7
====================================================================================================================================

5.          CLASS OF INTEREST HOLDERS

      Interest holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are interest holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies the Plan's treatment of the class of interest holders:

====================================================================================================================================
CLASS #   DESCRIPTION                                  IMPAIRED(Y/N)            TREATMENT
---------------------------------------------------------------------------------------------------------------------------
            The current holders of the Debtor's        Impaired.                All existing shares of the Debtor will
            common stock are as indicated in           Claims in this           be cancelled on Confirmation of the
            Exhibit I.                                 class are                Class 8 Interest Holders shall
                                                       entitled to vote         receive a pro rata distribution of
                                                       on the Plan.             350,000 shares of New Securities in the
                                                                                Reorganized Debtor, or, approximately 6%
                                                                                of the total outstanding shares in the
                                                                                Reorganized Debtor. Fractional shares
                                                                                shall be rounded down to the lower whole
   8                                                                            number.
====================================================================================================================================

      The equity interest of existing shareholders in the Debtor is reduced to approximately 6%. Nevertheless their continued ownership of stock in the R3.
eorganized Debtor is critical to the reorganization. The Debtor believes that as a public company it must retain a count of approximately 500 shareholders, and that without such a shareholder base, it will incur risk of manipulation of its stock price. Moreover, without such a base trading volume in its stock must suffer dramatically; its prospective ability to reach the stock values which it has estimated in this plan is threatened significantly, as is its agreement for the acquisition of USN, and therefore its ability to fund the Plan and properly fund its operations.

D.    MEANS OF EFFECTUATING THE PLAN

      1.    ACQUISITION OF USN

      Immediately prior to and subject to Plan Confirmation and the occurrence of the Effective Date, the Debtor shall acquire all outstanding stock of USN, including without limitation, the stock of Philip Wasserman and The Philip Roy Fund, each of whom shall have converted the entireties of the convertible note obligations owed to them by USN to stock in USN. To the extent that up to an additional $2 million is advanced to USN in exchange for convertible notes prior to Plan Confirmation, they shall be converted to equity in USN and then in the Debtor at a percentage equal to not less than $1.42 of debt per share of the Reorganized Debtor. The Debtor believes that the private placement is also exempt under Section. 1145 of the Bankruptcy Code. At the option of Messrs. Reinstein, Kelly, Wasserman and The Philip Roy Fund, the Reorganized Debtor shall seek to have their shares filed for registration with the Securities Exchange Commission at the earliest time at which the Reorganized Debtor is reasonably able to so do.

      On the Effective Date, the Reorganized Debtor's subsidiary, USN, shall execute an irrevocable guaranty, guaranteeing in full the payments to holders of Class 7 Claims.

2.          FUNDING FOR THE PLAN

      Allowed Claims in Class 6 will be paid from cash on hand on the Effective Date. Allowed Class 7 claims will be paid from cash on hand as a result of operations.

3.          POST-CONFIRMATION MANAGEMENT

      Post confirmation, the Company will be managed by a combined management team that includes the Debtor's key executive as well as executives from USN. Dr. Terry Washburn will remain as the Chief Executive Officer at a salary of $78,000 per year and will step down as President.

      Mr. Brad Berdow is the President and Chief Operating Officer of USN Television Group and will serve in these positions at the Debtor post confirmation. Mr. Berdow is the former vice-president of Creative Marketing Concepts, one of the leading suppliers of sports memorabilia and collectibles to Home Shopping Network and ShopNBC (ValueVision International). He holds a Masters in Business Administration from the Wharton School of Business at the University of Pennsylvania and a Juris Doctorate degree from the University of Pennsylvania Law School.

      Mr. Ping Shih is currently the Debtor's Vice President of Finance. Mr. Shih will continue to serve in this position post plan confirmation at a salary of $90,000 per year. Mr. Shih served as the Director of Accounting for Medialive International, a leading technology company and he holds a Bachelor of Arts degree in Accounting from the University of Massachusetts, Amherst.

      Raj Halaharvi is the Chief Technology Officer of USN and is one of the primary architects of the USN technology platform. He will serve in this capacity for the Reorganized Debtor. He previously worked as a Senior Database Administrator at 24/7 Media, a leading technology services company. Mr. Halaharvi holds a Bachelor of Science in Technology from MIT/Manipal, India.

      Ms. Candice Egnew serves as the Director of Merchandising and Distribution for the Debtor. Ms. Egnew is responsible for product procurement and store distribution. She will continue to serve in this capacity for the Reorganized Debtor.

      Ms. Stephanie Pasquarella serves as the Director of Stores for the Debtor. She is responsible for store operations, sales management and human resources. She will continue to serve in this capacity for the Reorganized Debtor.

      The current members of the Board of Directors, Dr. Terry Washburn, Mr. Gary Wolfe and Mr. Paul Johnson will remain on the Board of Directors of the Reorganized Debtor.

4.          INCENTIVE PLAN FOR DIRECTORS AND OFFICERS

      The Reorganized Debtor shall set aside 300,000 shares of New Securities as part of an incentive package for current officers and directors to be distributed during the first year from the Confirmation Date. The New Securities for the directors and officers will be distributed at the discretion of the Reorganized Debtor and contingent upon the directors and officers remaining employed by the Reorganized Debtor and performing their job functions in a reasonable manner. These New Securities will be legended and not saleable for a period of one year from date of issuance.

5.          DISBURSING AGENT

      The Reorganized Debtor shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan.

      The Disbursing Agent shall make payments to Class 7 Allowed Claimants pro rata. If, on a distribution date, a Class 7 Claim has neither been allowed nor disallowed, the Disbursing Agent shall segregate the amount which might otherwise be paid on such claim if allowed and pay the same if and when the claim is allowed.

a.          Delivery of Distributions in General

      Distributions to holders of allowed claims shall be made: (a) at the addresses set forth in the proofs of claim filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Debtor or to the Disbursing Agent after the date on which any related proof of claim was filed; or (c) at the addresses reflected in the Schedules relating to the applicable claim if no proof of claim was filed and the Disbursing Agent received no written notice of a change of address.

b.          UNDELIVERABLE DISTRIBUTIONS

      If the distribution to any holder of an allowed claim is returned to the Disbursing Agent as undeliverable, no further distribution shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then current address. Any holder of an allowed claim who does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by the Disbursing Agent within six months after the date on which the distribution is returned to the Disbursing Agent shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against the Debtor, the Reorganized Debtor or either of their property or against the Disbursing Agent. In such a case, any cash held for distribution on account of such claim for undeliverable distributions shall become property of the Reorganized Debtor.

c.          COMPLIANCE WITH TAX REQUIREMENTS

      In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on him by any governmental unit and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

      6.    ACTIONS TO AMEND ORGANIZATIONAL DOCUMENTS

      The Board of Directors of the Reorganized Debtor shall be authorized without further corporate action to take any and all action necessary or appropriate to effectuate any amendments to the Reorganized Debtor's Articles of Incorporation, Bylaws and other organizational documents consistent with the Plan, and the President of the Reorganized Debtor shall be authorized to execute, verify, acknowledge, file and publish any and all instruments or documents that may be required to accomplish same. Without limitation, the Reorganized Debtor's Articles of Incorporation and Bylaws shall be amended and deemed amended to cancel the current equity securities of the Debtor; to change the name of the Reorganized Debtor; to authorize the issuance of 7,500,000 shares of Reorganized Debtor's Common Stock as of the Effective Date; and to prohibit the issuance of non-voting equity securities to the extent required by
Section 1123(a)(6) of the Code. Except as amended consistent with the Plan, the Reorganized Debtor's organizational documents shall remain in force subject to amendment in accord with their terms and with otherwise applicable law.

      7.    STATUS OF SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

      Except as otherwise specified in the Plan, all securities of Reorganized Debtor to be issued in accordance with this Plan to administrative claimants, to existing shareholders of the Debtor, and the private placement to USN shareholders, will not be registered under the Securities Act of 1933, as amended, or under any state or local securities laws and will be issued under an exemption from registration provided by section 1145 of the Bankruptcy Code (11 U.S.C. Section. 1145).

                      IV. TREATMENT OF MISCELLANEOUS ITEMS

A.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

1.          ASSUMPTIONS

      The following are the unexpired leases and executory contracts which may be assumed as obligations of the Reorganized Debtor under the Plan:

            (1)   Valley Fair - Westfield.

            (2)   Harborplace - Rouse.

            (3)   Palm Dessert Mall - Westfield.

            (4)   Stoneridge - Taubman.

            (5)   White Flint Mall - Leiner Corporation.

            (6)   Park Meadows - Rouse.

            (7)   Scottsdale Fashion Square - Westcor.

            (8)   Coastland Center - General Growth.

            (9)   Falls Shopping Center - Taubman.

      The Debtor has assumed its Masquerade Village, Las Vegas lease and its Georgetown Park lease. The Debtor has already filed pleadings with the Court seeking to assume all of its remaining executory leases. A motion seeking assumption of three leases has been heard and approved. The Debtor will seek to enter into new leases or sub-leases for its locations at Union Station, D.C., Carmel Plaza, Carmel, California, Aladin Bazaar, Las Vegas, Nevada, Menlo Park, New Jersey (a rejected lease), Towson, Maryland and Fisherman's Wharf, San Francisco. The Debtor is currently operating under certain leases entered into post-petition and certain leases which terminated post-petition and are now month-to-month tenancies. The Reorganized Debtor will seek to continue to operate under these leases and tenancies post-confirmation.

2.          REJECTIONS

      On the Effective Date, any executory contracts and unexpired leases not already rejected or assumed or the subject of motions seeking assumption or rejection will be deemed rejected. Specifically, the Debtor intends to reject the equipment leases with Marlin Leasing Corporation, lease numbers 001-0146187 and 001-0146187-002 and with GE Capital for the lease of a Power 6000 Workstation.

      The order confirming the Plan shall constitute an order approving the rejection of a lease or contract that has not been assumed or the subject of a motion seeking assumption. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the proposed rejection within the deadline for objecting to the confirmation of the Plan. See Section I.B.3 of the Disclosure Statement for the specific date.

      A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR AN UNEXPIRED LEASE MUST BE FILED WITHIN 30 DAYS AFTER SAID PARTY IS SERVED WITH WRITTEN NOTICE THAT SAID CONTRACT OR LEASE HAS BEEN REJECTED BY THE BANKRUPTCY ESTATE, OR BY DECEMBER 7, 2004, WHICHEVER DATE IS LATER. Any claim based on the rejection of an executory contract or unexpired lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.

B.    CHANGES IN RATES SUBJECT TO REGULATORY COMMISSION APPROVAL

      This Debtor is not subject to governmental regulatory commission approval of its rates.

C.    RETENTION OF JURISDICTION

      The Court will retain jurisdiction as required under the Plan and to the extent provided by law.

                        V. EFFECT OF CONFIRMATION OF PLAN

A.    DISCHARGE

      Upon confirmation of the Plan, subject to the occurrence of the Effective Date, Debtor shall be discharged of liability for payment of debts incurred before confirmation of the Plan, to the extent specified in 11 U.S.C. Section. 1141. However, the discharge will not discharge any liability imposed by the Plan.

B.    REVESTING OF PROPERTY IN THE DEBTOR

      Except as provided elsewhere in the Plan, the confirmation of the Plan, subject to the occurrence of the Effective Date, revests all of the property of the estate in the Reorganized Debtor.

C.    MODIFICATION OF PLAN

      The Proponent of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if Proponent modifies the Plan before confirmation.

      The Proponent of the Plan may also seek to modify the Plan at any time after confirmation only if (1) the Plan has not been substantially consummated AND (2) if the Court authorizes the proposed modifications after notice and a hearing.

D.    RELEASES

      i) On the Confirmation Date, subject to the occurrence of the Effective Date, the Debtor and the Estate shall be deemed to release any and all claims which they or either of them may have against the Creditors Committee and its members, the Professionals employed in the case by order of the Bankruptcy Court and their present and former management, consultants, shareholders, directors, officers, agents, employees, attorneys, advisors, successors and assigns. The Debtor is unaware of the existence of any claims whatsoever against any of the parties to be released.

      ii) On the Confirmation Date, subject to the occurrence of the Effective Date, to the fullest extent permitted by law, all parties in interest in this chapter 11 case shall be deemed to have released any and all claims which they may have against the Debtor's officers and directors, the Creditors Committee and its members and the Professionals and against each and every of their present and former management, consultants, shareholders, directors, officers, agents, employees, attorneys, advisors, successors and assigns employed in the case pursuant to orders of the Bankruptcy Court.

      Notwithstanding anything herein to the contrary, the foregoing releases shall be enforced only to the extent permitted by applicable law and, with respect to releases of attorneys by their clients, only to the extent permitted by applicable canons of ethics and rules of professional conduct.

E.    CLAIMS INJUNCTION

      From and after the Effective Date, except as otherwise expressly provided in this Plan or the Confirmation Order, all Entities shall be precluded from asserting against the Estate or its successors, any claims, debts, rights, causes of action, liabilities or interest based upon any act, omission, transaction or other activity of any kind or nature satisfied, released or discharged under the Plan to the fullest extent available under the Bankruptcy Code.

F.    SATISFACTION AND TERMINATION

      Except as otherwise expressly provided in this Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a claim that is satisfied or interest that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Estate, the Reorganized Debtor or their successors or their property on account of any such satisfied claims or terminated interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (e) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan.

G.    POST-CONFIRMATION STATUS REPORT

      Within 120 days of the entry of the order confirming the Plan, Plan Proponent shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

H.    POST-CONFIRMATION CONVERSION/DISMISSAL

      A creditor or party in interest may bring a motion to convert or dismiss the case under Section. 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property of the Reorganized Debtor that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

      The order confirming the Plan may also be revoked under very limited circumstances. The Court may revoke the order if the order of confirmation was procured by fraud and if the party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the order of confirmation.

      Each holder of an Allowed Class 7 Claim shall have standing and the right to bring an action to enforce the rights afforded to all holders of Class 7 Claims, including, but not limited to, the rights to payment granted in this Plan, on behalf of all holders of claims in Class 7. If, at any time, the Reorganized Debtor is in default of its obligations under this Plan to holders of Allowed Class 7 Claims, or any of them, then the Reorganized Debtor shall bear and be liable for, including the reimbursement of any entity paying or providing, any and all legal or professional fees and expenses incurred by any creditor seeking to enforce the Reorganized Debtor's obligations under this Plan, including the obligations and guarantees of any of the Debtor's or Reorganized Debtor's subsidiaries or affiliates. To the extent allowed under the law, such obligations shall be an administrative expense of the Debtor's estate, or any chapter 7 estate arising from conversion of this Case.

I.    FINAL DECREE

      Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

J.    BUSINESS OPERATIONS AND POST-CONFIRMATION U.S. TRUSTEE FEES

      The Reorganized Debtor shall continue to operate its business free of supervision by the United States Trustee and shall no longer be required to file interim statements or operating reports but shall be obligated to pay fees pursuant to 28 U.S.C. section 1930(a)(6) until the entry of a final decree closing this Chapter 11 case.

                                        DATED: December __, 2004
                                        ROBINSON, DIAMANT & WOLKOWITZ
                                                  A Professional Corporation

                                                  By:___________________________

                                                         LAWRENCE A. DIAMANT
                                                           JEREMY W. FAITH
                                                        Attorneys for Debtor
                                                      and Debtor in Possession
                                                       Premier Concepts, Inc.

                                          EXHIBIT A - UNEXPIRED LEASES WHICH MAY BE ASSUMED
====================================================================================================================================
LEASES                                  ARREARS/DMGS                             METHODS OF CURE
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $29,913.19**                  Method of curing default & loss = NA
at Valley Fair mall, Santa Clara, CA    Actual pecuniary loss = 0
                                                                                 Means of assuring future performance = Business
Lessor's name = Westfield                                                        Operations

Lessee's name = Debtor

Expiration date = February 28, 2007
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $20,108.68** (plus            Method of curing default & loss = Cash
at Harbor Place, Baltimore, MD          attorneys' fees and costs)
                                        Actual pecuniary loss = 0                Means of assuring future performance = Business
Lessor's name = Rouse/Harborplace Ltd.                                           Operations
Partnership

Lessee's name = Debtor

Expiration date = July 31, 2007
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
LEASES                                  ARREARS/DMGS                             METHODS OF CURE
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $23,279.12**                  Method of curing default & loss = Cash
at Palm Desert mall, Palm Desert, CA    Actual pecuniary loss = 0
                                                                                 Means of assuring future performance = Business
Lessor's name = Westfield - WEA Palm                                             Operations
Desert LLC

Lessee's name = Debtor

Expiration date = August 31, 2007
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $24,203.79** (plus            Method of curing default & loss = Cash
at Stoneridge Mall, Pleasanton, CA      attorneys' fees and costs)
                                        Actual pecuniary loss = 0                Means of assuring future performance = Business
Lessor's name = Taubman/Stoneridge                                               Operations
Properties

Lessee's name = Debtor

Expiration date = January 31, 2006
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $19,603.76** (plus            Method of curing default & loss = Cash
at White Flint mall, Kensington, MD     attorneys' fees and costs)
                                        Actual pecuniary loss = 0                Means of assuring future performance = Business
Lessor's name = Lerner Corporation                                               Operations

Lessee's name = Debtor

Expiration date = August 31, 2008
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $21,251.61** (plus            Method of curing default & loss = Cash
at Park Meadows                         attorneys' fees and costs)
                                        Actual pecuniary loss = 0                Means of assuring future performance = Business
Lessor's name = Rouse Company, Rouse                                             Operations
Property Management, Inc.

Lessee's name = Debtor

Expiration date = September 30, 2006
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $18,577.51**                  Method of curing default & loss = Cash
at the Scottsdale Fashion Square,       Actual pecuniary loss = 0
Scottsdale, AZ                                                                   Means of assuring future performance = Business
                                                                                 Operations
Lessor's name = Westcor

Lessee's name = Debtor

Expiration date = December 31, 2007
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
LEASES                                  ARREARS/DMGS                             METHODS OF CURE
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $12,191.89** (plus            Method of curing default & loss = Cash
at the Coastland Center, Naples, FL     attorneys' fees and costs)
                                        Actual pecuniary loss = 0                Means of assuring future performance = Business
Lessor's name = General                                                          Operations
Growth/Coastland Center, LP

Lessee's name = Debtor

Expiration date = November 1, 2006
------------------------------------------------------------------------------------------------------------------------------------
Description = Lease for retail space    Cure amt = $14,129.35** (plus            Method of curing default & loss = Cash
at Falls Shopping Center, Miami, FL     attorneys' fees and costs)
                                        Actual pecuniary loss = 0                Means of assuring future performance = Business
Lessor's name = Taubman                                                          Operations
Falls/Shopping Center Assoc.

Lessee's name = Debtor

Expiration date = March 31, 2007
====================================================================================================================================

      ** The cure amounts are based on the figures alleged by the various landlords.

                  EXHIBIT B - EXECUTORY CONTRACTS TO BE ASSUMED

      With the exception of the real property leases specifically set forth in Exhibit A, the Debtor will not assume any executory contracts.